                    LONG TERM INCENTIVE PLAN OPTION AGREEMENT

THIS AGREEMENT is made as of September 12, 2001

BETWEEN:

                  NORSKE SKOG CANADA LIMITED, a body corporate amalgamated under the laws of Canada, having an office at 900 - 700 West Georgia Street, Vancouver, British Columbia, V7Y 1J7

                  (the "CORPORATION")

                                                              OF THE FIRST PART,

AND:

                  [NAME OF EXECUTIVE], of [ADDRESS]

                  (the "OPTIONEE")

                                                             OF THE SECOND PART.

WHEREAS:

A.   The Optionee is an Employee or a Director; and

B. The Corporation wishes to grant to the Optionee an option to purchase Shares on the terms and conditions set out in the Norske Skog Canada Limited 1995 Stock Option Plan (the "Plan") approved by the Human Resources Committee of the Board of Directors of the Corporation on July 25, 1995 and as amended from time to time.

NOW THEREFORE the parties hereto agree as follows:

1.   INTERPRETATION

     (a) The masculine gender shall include the feminine gender and the singular shall include the plural and vice versa.

     (b)  A reference to a section includes all subsections in that section.

     (c) Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

2.   GRANT OF OPTION; OPTION PRICE

     The Corporation hereby grants to the Optionee, subject to the terms and conditions hereinafter set out, the irrevocable right and option to subscribe for and purchase (the "Option") a total of o Shares (the "Optioned Shares"), as fully paid, at an Option Price of $6.60 per Optioned Share for a term commencing on September 12, 2001 and continuing up to and including September 12, 2006 (the "Term").

3.   WHEN OPTION MAY BE EXERCISED

     (a)  In this section 2, "Acceleration Price" shall mean $9.47.

     (b) Subject to section 2(c), the Optionee may exercise the Option with respect to all or from time to time any part of:

          (i)   1/3 of the Optioned Shares on or after September 12, 2002;

          (ii)  1/3 of the Optioned Shares on or after September 12, 2003; and

          (iii) 1/3 of the Optioned Shares on or after September 12, 2004.

     (c) If the Market Price exceeds the Acceleration Price at any time before September 12, 2004, the Optionee may at any time thereafter exercise the Option with respect to all or from time to time any part of the Optioned Shares.

4.   PROCEDURE FOR EXERCISE OF OPTIONS

     (a) The Option may be exercised by the Optionee or his personal representatives at the applicable times and in the applicable amounts by giving to the Corporation at its principal executive office written notice of exercise specifying the number of Shares to be subscribed for. Such notice must be accompanied by full payment for the Shares to be subscribed for. Upon any such exercise of the Option, the Corporation shall forthwith cause the transfer agent and the registrar of the Corporation for the time being to deliver to the Optionee or his personal representatives (or as the Optionee or his personal representatives may otherwise direct in the written notice of exercise) a certificate or certificates in the name of the Optionee or his personal representatives (or as otherwise directed in the written notice of exercise) representing in the aggregate such number of Shares as the Optionee or his personal representatives shall have then paid for.

     (b) All Shares subscribed for under the Option shall be paid for in full in cash at the time of subscription.

     (c) Except as contemplated by sections 5 (Non-Transferability of Options), 6 (Death, Retirement or Permanent Disability of Optionee) and 7

          (Termination of Employment of Optionee), the Option may be exercised in whole or in part at any time only if, at the time of such exercise, the Optionee is an Employee or a Director.

5.   NON-TRANSFERABILITY OF OPTIONS

     The Option is not assignable or transferable by the Optionee and any purported assignment or transfer of the Option shall be void and shall render the Option void; provided that in the event of the termination of employment of the Optionee by reason of death, the Optionee's legal personal representative or representatives may exercise the Option in accordance with section 6 (Death, Retirement or Permanent Disability of Optionee).

6.   DEATH, RETIREMENT OR PERMANENT DISABILITY OF OPTIONEE

     (a) In the event of the termination of employment of the Optionee by reason of death of the Optionee at any time during the term of the Option, the Option may, to the extent only that it is exercisable under section 3 (When Option May Be Exercised) be exercised no later than the later of:

          (i) 90 days after the earlier of the date of the grant of probate of the will or letters of administration of the Optionee's estate and the first anniversary of the date of death, and

          (ii) 90 days after the end of the fiscal year of the Corporation in which death occurred,

          and in any event prior to the end of the Term, and after the later of the dates referred to in section 6(a)(i) and section 6(a)(ii) the Option shall terminate and be void.

     (b) In the event of the termination of employment of the Optionee by reason of his or her retirement from the Corporation or any of its Subsidiaries pursuant to the Retirement Plan for Salaried Employees of the Corporation, as amended from time to time or any replacement therefor, the Option may, to the extent only that it is exercisable under section 3 (When Option May Be Exercised), be exercised no later than the earlier of:

          (i) 90 days after the end of the fiscal year of the Corporation in which the Optionee retired; and

          (ii)  the end of the Term

          and after such date the Option shall terminate and be void.

     (c) In the event of the termination of employment of the Optionee by reason of his or her becoming permanently disabled, the Option may, to the extent only that it is exercisable under section 3 (When Option May Be Exercised), be exercised no later than the earlier of:

          (i) 90 days after the end of the fiscal year of the Corporation in which the Optionee became permanently disabled; and

          (ii)  the end of the Term

          and after such date the Option shall terminate and be void.

     (d) Notwithstanding the provisions of sections 6(b) and 6(c), where the Optionee dies subsequent to his or her retirement or becoming permanently disabled and prior to the later of the dates set forth in sections 6(b)(i) or 6(c)(i) (as applicable) and the end of the Term, the Option may, to the extent only that it is exercisable under section 3 (When Option May Be Exercised), be exercised by the legal personal representative or representatives of the Optionee no later than the later of:

          (i) 90 days after the earlier of the date of the grant of probate of the will or letters of administration of the Optionee's estate and the first anniversary of the date of death, and

          (ii) 90 days after the end of the fiscal year of the Corporation in which death occurred,

          and in any event prior to the end of the Term, and after the later of the dates referred to in section 6(d)(i) and section 6(d)(ii) the Option shall terminate and be void.

7.   TERMINATION OF EMPLOYMENT OF OPTIONEE

     (a) In the event of the termination of the employment of the Optionee for any reason (including termination by resignation by the Optionee) other than termination for lawful cause or as specified in section 6 (Death, Retirement or Permanent Disability of Optionee),

          (i) when the termination of employment of the Optionee occurs before the Option becomes exercisable under section 3(a), the Option shall terminate and be void and the Optionee shall have no rights under this Agreement or under the Plan; and

          (ii) when the termination of employment of the Optionee occurs after the Option becomes exercisable under section 3(a), the Option may, to the extent only that it is then exercisable under section 3(b), be exercised by the Optionee no later that 30 days after the date of termination of employment and upon expiration of that period the Option shall terminate and be void.

          For the purposes of sections 7(a)(i) and 7(a)(ii), only, "termination of employment of the Optionee" shall occur when the Optionee ceases to report for work or ceases to perform his or her duties, and for greater certainty shall not be interpreted to mean the end of any notice period or period during which any benefits arising from the Optionee's former employment relationship with the Corporation are found to be extended to or accrue to the Optionee, or to which the Optionee may be or be found to be entitled.

     (b) Nothing contained in the Plan or this Agreement confers on the Optionee any right to, or guarantee of, continued employment by the Corporation or any Subsidiary or any combination or partnership thereof, or in any way limits the right of the Corporation or a Subsidiary or any combination or partnership thereof to terminate the employment of the Optionee at any time.

8.   TERMINATION OF THE PLAN

     If the Plan is terminated, the provisions of the Plan and any administrative guidelines and other rules and regulations adopted by the Committee and in force on the date of termination will continue in effect as long as the Option or any rights pursuant thereto remain outstanding but, notwithstanding the termination of the Plan, the Committee shall remain able to make such amendments to the Plan or the Option as they would have been entitled to make if the Plan were still in effect.

9.   GENERAL REQUIREMENTS

     The Option is subject to the requirement that if at any time the Committee shall determine that any agreement, undertaking or other action or cooperation on the part of the Optionee, including in respect to a disposition of the Shares, is necessary or desirable as a condition of, or in connection with (i) the listing, registration or qualification of the Shares subject to the Plan upon any stock exchange or under the laws of any applicable jurisdiction, or (ii) obtaining a consent or approval of any governmental or other regulatory body, the exercise of the Option and the issue of Shares thereunder may be deferred in whole or in part by the Committee until such time as the agreement, undertaking or other action or cooperation shall have been obtained in a form and on terms acceptable to the Committee.

10.  ADJUSTMENT OF OPTION

     (a) Upon the occurrence, from time to time, of any of the following events during the Term:

          (i) the issue to all or substantially all holders of Shares, by way of a stock dividend or otherwise, of Shares or securities convertible into Shares (other than dividends in the ordinary course);

          (ii) the issue to all or substantially all holders of Shares of rights, options or warrants pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Shares or securities convertible into Shares; or

          (iii) the issue or distribution to all or substantially all holders of Shares, of (i) shares of any class other than Shares, or (ii) rights, options or warrants, or (iii) evidences of indebtedness, or (iv) any other assets (other than dividends in the ordinary course);

          the Option Prices and the number of Optioned Shares shall be adjusted if and to the extent that the Committee considers it to be equitable and appropriate.

     (b) In the event of a change in the capitalization of the Corporation contemplated by section 15 of the Plan, the Option shall be adjusted in accordance with the provisions of sections 15.1 or 15.2 of the Plan, as applicable.

     (c) If a dispute shall at any time arise with respect to adjustments of the number of Optioned Shares, the dispute shall be conclusively determined by the Committee.

11.  THE PLAN

     The Optionee acknowledges that this Agreement and the Option are subject to the terms and conditions of the Plan as approved by the relevant regulatory authorities. In particular, and without limitation, the Optionee acknowledges that the Option is subject to provisions of the Plan regarding the acceleration of the time of exercise of the Option (sections 7.5 to 7.7 of the Plan); the effect of the Optionee's participation in the Plan on any related rights and other benefit plans the Optionee has or may participate in (section 9 of the Plan); the prohibition on fractional Shares being issued upon exercise of the Option (section 11 of the Plan); and the right of the Corporation to withhold certain amounts from payments made to the Optionee (section 19 of the Plan).

12.  SUCCESSORS AND ASSIGNS

     This Agreement shall enure to the benefit of and be binding upon the Corporation, its successors and assigns, and the Optionee and his personal representatives to the extent provided in section 6 (Death, Retirement or Permanent Disability of Optionee) hereof.

IN WITNESS WHEREOF the Corporation has hereunto affixed its common seal duly attested by the hands of its proper officers in that behalf and the Optionee has hereunto affixed his hand and seal as of the date first written above.



THE CORPORATE SEAL of NORSKE              )
SKOG CANADA LIMITED was                   )
hereunto affixed in the presence of:      )
                                          )
                                          )
----------------------------------------  )
Authorized Signatory                      )
                                          )                                  c/s
                                          )
----------------------------------------  )
Authorized Signatory                      )


SIGNED, SEALED and DELIVERED by           )
[NAME OF EXECUTIVE] in the presence of:   )
                                          )
                                          )
----------------------------------------  )
                                          )
----------------------------------------  )    ---------------------------------
                                          )    [NAME OF EXECUTIVE]
----------------------------------------  )
                                          )
----------------------------------------  )